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                         PROMISSORY NOTE
                                OF
                     PEORIA SEVEN MINING, LLC
                      An Arizona Corporation

     PEORIA SEVEN MINING, LLC (PEORIA 7), an Arizona corporation, hereby establishes a line of credit with MAXAM GOLD CORPORATION (MAXAM), a Utah corporation, in which Peoria 7 may borrow, from time to time in varying amounts, up to the sum of Three Million Dollars ($3,000,000.00), within three years from the date of this document with interest thereon at the rate of one (1) percent per month, or as mutually agreed upon at the time, on the outstanding balance.

     Said note will be paid at the discretion of Peoria 7 with payments first being applied to accrued interest and then to principle, (or as agreed upon in writing between the parties), with the full amount of interest and principle outstanding due not later than five years from the date of this document.

     IN WITNESS WHEREOF, PEORIA SEVEN MINING, LLC, an Arizona
Limited Liability Company, has caused this notices to be executed by its duly authorized Officer.

April 15, 1996

                              PEORIA SEVEN MINING, LLC

                              BY: /s/ Dale L. Runyon, Manager

(SEAL) - no seal

(Acknowledgement) - no acknowledgement